                                                                    EXHIBIT 10.3

                          SALARY CONTINUATION AGREEMENT

         SALARY CONTINUATION AGREEMENT, effective as of October 7, 2000, between CHILDREN'S COMPREHENSIVE SERVICES, INC., a Tennessee corporation (hereinafter the "Company"), and ______________________ (hereinafter "Employee").

                                 R E C I T A L S

         WHEREAS, the Company believes it is in the best interests of the Company and the Company's shareholders to encourage its key employees to remain employed with the Company and to devote their full time and attention to their duties to the Company in the event of a potential or threatened change of control of the Company through a tender offer or otherwise;

         WHEREAS, the Company believes that key employees may be distracted from the performance of their duties by a potential or threatened change of control of the Company;

         WHEREAS, the Board of Directors of the Company has determined that key employees of the Company should be encouraged to continue to devote their full time and attention to their duties to the Company in the event of a potential or threatened change of control of the Company;

         WHEREAS, Employee is a key employee of the Company;

         WHEREAS, the Board of Directors believes that its ability and the ability of the Company to rely on Employee to continue his duties to the Company without distraction in the event of a potential or threatened change of control is in the best interests of the Company and the Company's shareholders;

         WHEREAS, the Board of Directors may call upon Employee for advice or assistance in connection with its assessment of proposals involving a change in control of the Company;

         WHEREAS, to assure that the Company will have Employee's continued undivided attention and services and the availability of his advice and counsel notwithstanding a potential or threatened change of control, and to induce Employee to remain in the employ of the Company, and for other good and valuable consideration, the Company and Employee hereby agree as follows:

         1. CONTINUED SERVICES. In the event of a third party tender or exchange offer, proxy solicitation or other threatened Change in Control (as defined herein), Employee agrees that he will not voluntarily terminate his employment with the Company, and will continue to render his services to the Company (including reviewing or providing advice to the Company or the Board of Directors with respect to such potential Change in Control) until the third party has abandoned or terminated its efforts to effect a Change in Control or until such Change in Control has been effected. In the event that Employee voluntarily terminates his employment with the Company or fails to render his services to the Company, he shall cease to be entitled to the benefits of this Agreement, and the Company's sole remedy against Employee shall be its denial of the benefits set forth in this

Agreement. Notwithstanding the foregoing, Employee agrees that this Agreement is not an employment agreement with the Company and Employee has no claim to continued employment by the Company by virtue of this Agreement.

         2. NOTICE OF CHANGE IN CONTROL. The Company shall notify Employee promptly if and when it becomes aware of a potential or threatened Change in Control.

         3. SEVERANCE PAYMENT. Upon termination without Cause (as hereinafter defined) by the Company of Employee's employment with the Company or termination by Employee of Employee's employment following a Constructive Termination (as hereinafter defined), in either case within two (2) years of the effective date of a Change in Control of the Company, Employee shall be entitled to a severance payment ("Severance") equal to (i) his then current annual salary plus (ii) the sum of his cash bonus received for each of the prior three (3) years divided by three (3) (which calculation shall include zero (0) for any such year in which he did not receive a bonus). Any Severance payable to Employee pursuant to this
Section 3 shall be paid as follows: (i) one-half of the Severance shall be paid within fifteen (15) days of the effective date of termination of Employee's employment and (ii) one-half of the Severance (the "Remaining Severance") shall be paid in six equal monthly payments beginning on the first day of the sixth month immediately following termination of Employee's employment. The six month period during which such Severance shall be paid is herein referred to as the "Remaining Severance Payment Period." Notwithstanding the foregoing, the Remaining Severance shall be subject to offset as follows: (i) in the event that Employee is employed during any part of the Remaining Severance Payment Period, all gross compensation (which compensation shall include salary and any pro-rated bonus or commissions) earned by Employee with respect to the Remaining Severance Payment Period and reported on such Employee's Form W-2 shall be offset against the Remaining Severance, and (ii) in the event that Employee becomes self-employed during the Remaining Severance Payment Period, all self-employment taxable income of Employee reported on Schedule ES to Form 1040 with respect to the Remaining Severance Payment Period shall be offset against the Remaining Severance. Any offset against the Remaining Severance shall be calculated on a dollar-for-dollar basis.

         In no event shall any income or gains earned or received by Employee from passive investments, including dividends, interest and capital gains, or gains resulting from the exercise of any stock options held by Employee, be offset against the Remaining Severance. In no event shall the Company be liable to Employee for fringe benefits or amounts other than (i) Severance, and (ii) accrued but unpaid salary and bonus, if any, upon Employee's termination of employment.

         Employee hereby agrees to notify the Company of any employment (including self-employment) of Employee for a period of one year following termination of Employee's employment with the Company, including the terms thereof.

         For the purposes of this Agreement, a "Change in Control" means the happening of any of the following:

                  (i) any person or entity, including a "group" as defined in
         Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

                  (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), less than a majority of the combined voting power of the then outstanding securities of the Company or any successor Company or entity entitled to vote generally in the election of the directors of the Company or such other company or entity after such Transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such Transaction; or

                  (iii) during any period of two consecutive years, as a result of one or more elections of directors which elections were contested by one or more shareholders, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

         Notwithstanding the foregoing definition of "Change of Control," a Change in Control shall not be deemed to have occurred by virtue of the Company's issuance of securities to an underwriting syndicate in a public offering approved by the Board of Directors.

         For purposes of this Agreement, a "Constructive Termination" will be deemed to have occurred if Employee's duties have been significantly altered such that he is no longer entitled to perform the duties reasonably incident to the office of ___________________ or, if the Company requires Employee to move his principal place of employment more than thirty-five (35) miles away from the Company's current offices, provided, however, that if the Company is involved in a Transaction in which it becomes a subsidiary or division of the acquiring company, a Constructive Termination shall not be deemed to have occurred if Employee, following such Transaction, holds a similar position with or performs comparable duties at a comparable salary for the acquiring company.

         For purposes of this Agreement, termination for "Cause" shall be deemed to have occurred if, during the term of this Agreement, Employee breaches or fails to perform a material provision of this Agreement (including his duties hereunder), engages in conduct harmful to the Company, or willfully disregards the lawful instructions of his superiors (which breach, failure to perform, harmful conduct or willful disregard of lawful instructions is not cured by Employee within 30 days following written notice thereof by the Company to Employee), engages in fraudulent conduct, or is convicted of a crime or misdemeanor involving moral turpitude or dishonesty, and this Agreement shall at the election of the Company, terminate (i) immediately upon conviction, or (ii) upon a reasonable determination by the Board of Directors that Employee has failed to cure such breach, failure to perform a material provision of this Agreement, conduct harmful to the Company or willful disregard of lawful instructions, or has engaged in fraudulent conduct, and the Company shall have no further obligations hereunder.

         4. NOTICE OF TERMINATION. In the event Employee voluntarily terminates his employment with the Company, Employee hereby agrees to provide notice thereof to the Company as provided in Section 7 below. In the event of any termination by the Company of Employee's employment, the Company hereby agrees to provide notice thereof to Employee in accordance with Section 7 below.

         5. NONASSIGNMENT. Neither party hereto may assign any rights or obligations hereunder, except that upon the occurrence of a Change in Control, this Agreement shall bind and inure to the benefit of both Employee and the Company's successors and assigns, or the acquiring or surviving corporation, as the case may be. In the event that the Company's successors and assigns or the acquiring or surviving corporation fail to assume this Agreement, Employee shall be entitled to immediately receive the benefits described in Section 3 as if Employee had been terminated without Cause on the date of the Change in Control.

         6. CONFIDENTIAL INFORMATION. In order to induce the Company to enter into this Agreement, during the course of employment by the Company, Employee agrees not to, directly or indirectly, without the Company's prior, express written consent, use, or divulge business connections, customers, customer lists, marketing techniques, procedures, operations and other aspects of the Company's business that have been established and protected as confidential information and trade secrets and are of great value to the Company and provide it with a substantial competitive advantage in its business (the "Confidential Information"); provided, however, that Confidential Information shall not be deemed to include (i) any information that is or becomes generally available to the public other than by disclosure by Employee, or (ii) becomes available to Employee on a nonconfidential basis from a source other than the Company (or an agent thereof), which source is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. Employee also agrees to return to the Company at the time of his termination all Company property and all Confidential Information and summaries thereof in his possession, and Employee agrees not to copy or otherwise record or retain such Confidential Information.

         Employee recognizes that the Confidential Information is a valuable and unique asset of the Company and accordingly, Employee agrees that the foregoing restriction on the use and disclosure of Confidential Information shall continue during his employment by the Company and after his employment ceases.

         7. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be sent by certified or registered mail addressed to the respective parties as follows:

         If to the Company:

                  Children's Comprehensive Services, Inc.
                  3401 West End Avenue
                  Suite 400
                  Nashville, TN  37203
                  Attn: Chief Financial Officer

         If to Employee:




Any such notice or other communication shall be deemed to have been given when deposited, postage paid, in the United States mail. Either of the above addresses may be changed at any time on ten days' prior notice given in the manner provided above.

         8. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Tennessee.

         9. HEADINGS. The headings herein are for convenience for reference only and shall not be deemed to be part of the substance of this Agreement.

         10. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and may be changed or supplemented only by a written agreement signed by the Employee and the Company.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first above written.


                                    CHILDREN'S COMPREHENSIVE
                                    SERVICES, INC.



                                    By:
                                        ----------------------------------------


                                    Title:
                                           -------------------------------------